EXHIBIT 8.2


                               [Letterhead of]

                         CRAVATH, SWAINE & MOORE LLP
                              [New York Office]





                                (212) 474-1000

                                                                August 9, 2004

                        Companhia Brasileira de Bebidas
                   Companhia de Bebidas das Americas - AmBev
                      US$500,000,000 8.75% Notes due 2013


Dear Ladies and Gentlemen:

          We have acted as special U.S. tax counsel for Companhia Brasileira de Bebidas, a corporation organized under the laws of the Federative Republic of Brazil (the "Company"), and Companhia de Bebidas das Americas - AmBev, a corporation organized under the laws of the Federative Republic of Brazil (the "Guarantor"), in connection with the filing by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-4 (Registration Statement No. 333-117277) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of up to US$500,000,000 aggregate principal amount of 8.75% Notes due 2013 (the "New Securities") in exchange for a like amount of its outstanding 8.75% Notes due 2013 (the "Old Securities"). The Old Securities were issued, and the New Securities are to be issued, pursuant to an indenture dated as of September 18, 2003 (the "Indenture") by and among the Company, The Bank of New York, as trustee and paying agent (the "Trustee") and The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent. The Company's obligations under the Indenture are guaranteed by the Guarantor pursuant to a guaranty dated September 18, 2003 between the Guarantor and the Trustee (the "Guaranty"). We have assisted in the preparation of the description of the material United States Federal income tax consequences to certain holders contained in the Registration Statement under the caption "Certain Income Tax Considerations - United States Federal Income Taxation".

          In that connection, we have examined and are relying upon the Registration Statement, including the exhibits thereto, and such other documents, records and instruments as we have deemed necessary or appropriate for purposes of this opinion. We have assumed that all facts and representations described in the Registration

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Statement are true, accurate and complete, and our opinion is conditioned on the accuracy and completeness of such facts and representations.

          Based upon the foregoing, we are of opinion that the statements made in the Registration Statement under the heading "Certain Income Tax Considerations - United States Federal Income Taxation" insofar as they purport to describe the material U.S. Federal income tax consequences of an exchange of the Old Securities for New Securities by a holder, fairly summarize the matters therein described.

          We are members of the bar of the State of New York, and do not express any opinion herein as to any matters governed by any law other than the Federal tax law of the United States of America, as described below. In particular, we do not purport to pass on any matter governed by the laws of the Federative Republic of Brazil and no opinions are expressed as to state, local or foreign tax consequences.

          The opinion expressed herein is based upon current provisions of the United States Internal Revenue Code of 1986, as amended, United States Treasury Regulations promulgated thereunder, published pronouncements of the United States Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

          We are furnishing this opinion to you solely for your benefit in connection with the filing of the Registration Statement, and this opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                                 Very truly yours,

                                                 /s/ Cravath, Swaine & Moore LLP

                                                 Cravath, Swaine & Moore LLP







Companhia Brasileira de Bebidas
         Rua Dr Renato Paes de Barros 1017, 4th floor
                  04530-001 Sao Paulo, SP, Brazil

Companhia de Bebidas das Americas - Ambev
         Rua Dr Renato Paes de Barros 1017, 4th floor
                  04530-001 Sao Paulo, SP, Brazil